Exhibit D

October 16, 2003

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom

Dear Patrick T. Gallagher:

     Reference is made to the Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) dated as of October 16, 2003 between FLAG Telecom Group Limited (the “Company”) and Reliance Gateway Net Private Limited (“Gateway”) pursuant to which Gateway will acquire the Company pursuant to an amalgamation under Bermuda law, upon the terms and subject to the conditions contained therein. Capitalized terms used herein and not defined shall have the meaning assigned to them in the Amalgamation Agreement.

     In consideration of your undertaking to execute and deliver the Amalgamation Agreement, Reliance Industries Limited (“Reliance”) hereby agrees (i) to provide the necessary financial resources to enable Gateway to timely pay the entire amount of the Amalgamation Consideration to the Exchange Agent pursuant to the terms and conditions of the Amalgamation Agreement and (ii) to cause Gateway to timely discharge its other obligations under the Amalgamation Agreement in accordance with the terms and conditions thereof. Reliance is aware that the Company has agreed to execute and deliver the Amalgamation Agreement relying upon the representations and agreements contained in this letter agreement. Reliance further confirms that Gateway has all requisite permission and approval from the Reserve Bank of India to remit and pay the Amalgamation Consideration in US dollars and that the consummation by Gateway of the transactions contemplated by the Amalgamation Agreement will comply with the Indian Foreign Exchange Management Act of 2001.

     Reliance represents and warrants to the Company that the execution, delivery and performance by it of this letter agreement are within its corporate powers and that this letter agreement has been duly authorized by all necessary corporate action. This letter agreement constitutes a valid and binding agreement of Reliance enforceable against Reliance in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and similar laws or by the general principles of equity (whether considered in a proceeding in equity or at law).

     Reliance further represents and warrants that the execution, delivery and performance by it of this letter agreement (i) require no action by or in respect of, or filing with, any governmental body, agency, official or authority, (ii) do not and will not violate its organizational documents and (iii) do not require any consent or action (other than performance by Reliance) by any Person.

     In addition, Reliance represents and warrants that it currently has and will have sufficient cash, available lines of credit or other sources of immediately available funds to perform its obligations under this letter agreement.

     This letter agreement is not assignable by you, other than the assignment by operation of law to the Amalgamated Company upon the consummation of the transactions contemplated by the Amalgamation Agreement, and any other attempted assignment shall be null and void and of no force or effect. This letter agreement may not be amended, and no provision hereof may be waived or modified, except by an instrument in writing signed by us. Without limiting the foregoing, this letter agreement shall not create any rights for such a person or entity under The Contracts (Rights of Third Parties) Act 1999.

     This letter agreement is intended to be solely for the benefit of the parties hereto (and the Amalgamated Company) and is not intended to confer, and shall not be deemed to confer, any benefits upon, or create any rights in favor of, any other person or entity. This letter agreement shall remain confidential and neither the existence nor the contents hereof shall be disclosed to any person, other than the Board of Directors of the Company and its Advisors, except as required by law or with the prior written consent of Reliance, which shall not be unreasonably withheld.

     This letter agreement shall expire, and Reliance’s obligations shall terminate in full, upon the earlier of (i) termination of the Amalgamation Agreement in accordance with its terms, (ii) the date and time when Gateway shall have provided the entire amount of the Amalgamation Consideration to the Exchange Agent in accordance with the terms and conditions of the Amalgamation Agreement (such amount not to be withdrawn) and (iii) prior to the Effective Time, the date and time when Gateway shall have provided an irrevocable Letter of Credit reasonably acceptable to the Company, established or confirmed by a UK or US Bank, for the benefit of the Company, for the entire amount of the Amalgamation Consideration (such irrevocable Letter of Credit not to be withdrawn until the earlier of six (6) months after the Effective Time or the termination of the Amalgamation Agreement in accordance with its terms).

     This letter agreement (i) shall be governed by, and construed in accordance with, the laws of England and Wales and by the New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, June 10, 1958, to which India and the United Kingdom are parties and (ii) may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Any dispute, controversy or claim arising out of or in connection with this letter agreement (including any question regarding the existence, validity or termination thereof) shall be referred to and finally resolved by arbitration under the UNCITRAL Arbitration Rules then in effect and the parties hereto agree, and hereby submit to, the jurisdiction of such arbitration. In relation to such arbitration: (a) the appointing authority shall be the London Court of International Arbitration; (b) the number of arbitrators shall be three, each of whom shall be fluent in English; (c) the place of the arbitration shall be London, England; and (d) the language to be used in the arbitral proceedings shall be English. Judgment upon any award issued in connection with any such arbitration may be entered in, and enforced by, any court of competent jurisdiction. This agreement to arbitrate shall be binding upon the successors and permitted assigns of each party.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,

RELIANCE INDUSTRIES LIMITED

By:	/s/ P.M.S. Prasad

	Name:	P.M.S. Prasad
	Title:	Authorized Signatory

Accepted and agreed as of
the date first above written:

FLAG TELECOM GROUP LIMITED

By:	/s/ Eugene I. Davis

	Name:	Eugene I. Davis
	Title:	Director

By:	/s/ Robert M. Aquilina

	Name:	Robert M. Aquilina
	Title:	Director

By:	/s/ Anthony J. Pacchia

	Name:	Anthony J. Pacchia
	Title:	Director

October 28, 2003

Re:	Amendment of the Letter Agreement

FLAG Telecom Group Limited
9 South Street
London W1K 2XA
United Kingdom
Attention: Patrick T. Gallagher

Dear Mr. Gallagher:

     Reference is made to the letter agreement (the “Letter Agreement”) dated as of October 16, 2003 between FLAG Telecom Group Limited and Reliance Industries Limited.

     The purpose for this letter agreement is to amend the Letter Agreement as follows: all references to "Reliance Gateway Net Private Limited" are hereby changed to "Reliance Gateway Net Limited." This amendment to the Letter Agreement shall be effective as of October 16, 2003 when this letter agreement is signed on behalf of the Company as provided below.

     This letter agreement shall be governed by, and construed in accordance with, the laws of England and Wales, without regard to its conflicts of laws principles.

     Except as expressly set forth above, nothing contained in this letter agreement shall be deemed to waive, amend or otherwise modify any provision of the Letter Agreement.

     This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Please confirm that the foregoing is in accordance with your understanding by signing and returning to us an executed duplicate of this letter.

Very truly yours,

RELIANCE INDUSTRIES LIMITED

By:	/s/ P.M.S. Prasad

	Name:	P.M.S. Prasad
	Title:	Authorized Signatory

Accepted and agreed as of
the date first above written:

FLAG TELECOM GROUP LIMITED

By:	/s/ Eugene I. Davis

	Name:	Eugene I. Davis
	Title:	Director

By:	/s/ Robert M. Aquilina

	Name:	Robert M. Aquilina
	Title:	Director

By:	/s/ Anthony J. Pacchia

	Name:	Anthony J. Pacchia
	Title:	Director